[COOPERS & LYBRAND LETTERHEAD]
                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statement of Richfood Holdings, Inc. on Form S-8 of our report dated April 21, 1995, except for the sixth paragraph of Note 7 which is dated as of May 5, 1995, on our audits of the consolidated financial statements and financial statement schedules of Super Rite Corporation as of March 4, 1995 and for each of the fifty-two week periods in the two-year period ended February 26, 1994, which report is included in the 1995 annual report on Form 10-K which is incorporated by reference in Richfood Holdings, Inc. Registration Statement on Form S-4, filed with the Commission (File No. 33-62413) on September 7, 1995, which Registration Statement is incorporated by reference in the Registration Statement on Form S-8.


                                               /s/ COOPERS & LYBRAND L.L.P.



One South Market Square
Harrisburg, Pennsylvania
October 12, 1995